Exhibit 99.1

Murphy USA Inc. Reports First Quarter 2021 Results

El Dorado, Arkansas, April 28, 2021 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three months ended March 31, 2021.
Key Highlights:
•Net income was $55.3 million, or $2.01 per diluted share, in Q1 2021 compared to net income of $89.3 million, or $2.92 per diluted share, in Q1 2020. All amounts reported for Q1 2021 include the consolidated results of our wholly-owned subsidiary, Quick Chek Corporation ("QuickChek") from January 29, 2021

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q1 2021 was 22.5 cpg, no change from the prior year period

•Total retail gallons decreased 4.2% in Q1 2021 compared to Q1 2020, while volumes on a same store sales ("SSS") basis decreased 10.1%

•Merchandise contribution dollars increased 38.1% to $148.4 million compared to the prior-year quarter, on average unit margins of 17.8% in the current quarter, driven in part by our acquisition of QuickChek

•During Q1 2021, the QuickChek acquisition increased the store count by 156 and the Company opened 1 new Murphy Express store. There are 2 new Murphy Express sites, 12 raze-and-rebuild Murphy USA sites, and 4 QuickChek sites currently under construction
•Updated debt structure in conjunction with the QuickChek acquisition, including $500 million in new 3.75% senior notes due 2031, and a new Credit Agreement that replaced the prior ABL facility and term loan and consists of a $350 million cash flow revolving credit facility and a $400 million senior unsecured term loan
•Common shares repurchased during the first quarter of 2021 were approximately 0.4 million for $50.0 million at an average price of $125.67 per share

“The new year started off with tremendous momentum as first quarter results underscore the strength of our core business alongside the realities of our industry post-COVID 19," said President and CEO Andrew Clyde. “Fuel margins showed remarkable resilience as product prices rose approximately 55 cents during the quarter and continued to demonstrate the higher breakeven economics of independent retailers. As we lap the initial impact of COVID-19, we are maintaining market share in critical categories like fuel and tobacco while generating higher growth from the core non-tobacco business. During the quarter we also kicked off our 100-day integration plan with QuickChek and continue to be impressed by both the operational expertise of the QuickChek team and the full opportunity set for synergy capture. We remain fully confident in our ability to achieve previously stated goals and deliver future earnings growth in line with our long-term value creation potential."

Consolidated Results

	Three Months Ended March 31,
Key Operating Metrics	2021	2020
Net income (loss) ($ Millions)	$55.3	$89.3
Earnings per share (diluted)	$2.01	$2.92
Adjusted EBITDA ($ Millions)	$154.8	$170.7
Net income and Adjusted EBITDA for Q1 2021 were lower when compared to Q1 2020, primarily due to decreased all-in fuel contribution, higher station operating expenses, and increased interest expense, partially offset by higher merchandise sales and margin.

Fuel

	Three Months Ended March 31,
Key Operating Metrics	2021	2020
Total retail fuel contribution ($ Millions)	$156.9	$283.0
Total PS&W contribution ($ Millions)	3.7	(61.5)
RINs and other (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	66.7	15.5
Total fuel contribution ($ Millions)	$227.3	$237.0
Retail fuel volume - chain (Million gal)	1,009.1	1,053.7
Retail fuel volume - per site (K gal APSM)[1]	215.1	236.2
Retail fuel volume - per site (K gal SSS)[2]	212.9	232.6
Total fuel contribution (including retail, PS&W and RINs) (cpg)	22.5	22.5
Retail fuel margin (cpg)	15.5	26.9
PS&W including RINs contribution (cpg)	7.0	(4.4)

[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2020 amounts not revised for 2021 raze-and-rebuild activity

Total fuel contribution dollars decreased 4.1%, or $9.7 million, in Q1 of 2021 compared to Q1 of 2020. 2021 Q1 retail fuel margins of 15.5 cpg were 42.4% lower than Q1 2020. Lower retail fuel volumes and rising fuel price environment in the current period created an overall decrease in total retail fuel contribution dollars of $126.1 million to $156.9 million, but was partially offset by the net benefits in PS&W, including RINs. Retail fuel volumes were lower during the quarter compared to prior year volumes due to the effects of weather related impacts in February and the decrease in the overall traffic volumes due to COVID-19 impacts, which were partially offset by the inclusion of QuickChek fuel volumes. Revenues from sales of RINs increased $51.2 million when compared to Q1 2020 due primarily to higher per RINs prices received in Q1 2021, offsetting negative spot-to-rack margins.

Merchandise

	Three Months Ended March 31,
Key Operating Metrics	2021	2020
Total merchandise contribution ($ Millions)	$148.4	$107.5
Total merchandise sales ($ Millions)	$833.2	$687.5
Total merchandise sales ($K SSS)[1,2]	$161.3	$153.8
Merchandise unit margin (%)	17.8%	15.6%
Tobacco contribution ($K SSS)[1,2]	$15.6	$15.5
Non-tobacco contribution ($K SSS)[1,2]	$9.8	$9.0
Total merchandise contribution ($K SSS)[1,2]	$25.4	$24.5

[1]2020 amounts not revised for 2021 raze-and-rebuild activity
[2]Includes site-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased 38.1% to $148.4 million in Q1 2021 from $107.5 million reported in Q1 2020, due to improved sales volumes and the inclusion of QuickChek in 2021 results. Total merchandise contribution dollars on a SSS basis in Q1 2021 increased 3.7% when compared to Q1 2020. Tobacco contribution increased 2.0% on a SSS basis due to higher unit volumes which generated higher sales dollars and margin during the current period. Non-tobacco contribution improved 6.5% on a SSS basis, when compared to Q1 in the prior-year. The increase in merchandise contribution reflects the impact of the QuickChek acquisition combined with increases in beverage and general merchandise categories.

Other Areas

	Three Months Ended March 31,
Key Operating Metrics	2021	2020
Total station and other operating expense ($ Millions)	$177.1	$135.1
Station OPEX excluding credit card fees and rent ($K APSM)	$25.3	$20.1
Total SG&A cost ($ Millions)	$44.3	$39.2

Station OPEX excluding payment fees and rent were $32.6 million higher over the same period of 2020. This was primarily attributable to the inclusion of the QuickChek stores, which have higher station operating costs due to their larger format stores with greater food and beverage offerings and other related store costs. Total SG&A costs were $5.1 million higher in Q1 2021 when compared to 2020, primarily due to the inclusion of QuickChek.

Station Openings
Murphy USA opened 1 new retail location and acquired 156 QuickChek locations in Q1 2021, bringing the store count to 1,660. This total consists of 1,151 Murphy USA sites, 353 Murphy Express sites, and 156 QuickChek sites. A total of 18 Murphy USA stores are currently under construction which includes 2 new Murphy Express retail locations, 12 Murphy USA kiosks undergoing raze-and-rebuild that will return to operation as 1400 sq. ft. stores, and 4 QuickChek sites. We expect to end the year with more than 1,700 stores in operation.

Financial Resources

	As of March 31,
Key Financial Metrics	2021	2020
Cash and cash equivalents ($ Millions)	$304.1	$200.3
Long-term debt, including capital lease obligations ($ Millions)	$1,796.8	$987.4

Cash balances as of March 31, 2021 totaled $304.1 million. Long-term debt consisted of approximately $492 million in carrying value of 3.75% senior notes due in 2031, $494 million in carrying value of 4.75% senior notes due in 2029, $297 million in carrying value of 5.625% senior notes due in 2027 and $386 million of term debt. The acquisition of QuickChek included certain leases treated as finance leases, which increased long-term debt by $126 million at March 31, 2021. The cash flow revolving facility was undrawn as of March 31, 2021.

	Three Months Ended March 31,
Key Financial Metric	2021	2020
Average shares outstanding (diluted) (in thousands)	27,488	30,541

At March 31, 2021, the Company had common shares outstanding of 26,924,264. Common shares repurchased during the current quarter under the $500 million share repurchase program approved in November 2020 were approximately 0.4 million for $50.0 million, with approximately $325.0 million remaining in the plan at March 31, 2021. The effective income tax rate for Q1 2021 was 24.6% compared to 23.9% in Q1 2020.
The Company paid a quarterly dividend of $0.25 per share, or $1.00 per share on an annualized basis, on March 4, 2021, for a total cash payment of $6.8 million.
* * * * *

Earnings Call Information
The Company will host a conference call on April 29, 2021 at 10:00 a.m. Central Time to discuss first quarter 2021 results. The conference call number is 1 (833) 968-2218 and the conference number is 7780259. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: The Company's ability to realize projected synergies from the acquisition of QuickChek and successfully expand our food and beverage offerings; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19, including the impact on the Company's fuel volumes if the gradual recoveries experienced throughout 2020 stall or reverse as a result of any resurgence in COVID-19 infection rates and government reaction in response thereof; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; changes to the Company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars, except share and per share amounts)	2021	2020
Operating Revenues
Petroleum product sales (a)	$2,635.8	$2,480.2
Merchandise sales	833.2	687.5
Other operating revenues	68.1	17.1
Total operating revenues	3,537.1	3,184.8

Operating Expenses
Petroleum product cost of goods sold (a)	2,476.1	2,259.8
Merchandise cost of goods sold	684.8	580.0
Station and other operating expenses	177.1	135.1
Depreciation and amortization	51.0	39.4
Selling, general and administrative	44.3	39.2
Accretion of asset retirement obligations	0.6	0.6
Acquisition related costs	8.8	—
Total operating expenses	3,442.7	3,054.1

Gain (loss) on sale of assets	0.2	0.1
Income (loss) from operations	94.6	130.8

Other income (expense)
Interest income	—	0.8
Interest expense	(21.3)	(13.3)
Other nonoperating income (expense)	—	(1.0)
Total other income (expense)	(21.3)	(13.5)
Income (loss) before income taxes	73.3	117.3
Income tax expense (benefit)	18.0	28.0
Net Income	$55.3	$89.3

Basic and Diluted Earnings Per Common Share
Basic	$2.04	$2.95
Diluted	$2.01	$2.92
Weighted-average Common shares outstanding (in thousands):
Basic	27,131	30,235
Diluted	27,488	30,541
Supplemental information:
(a) Includes excise taxes of:	$469.6	$473.5

Murphy USA Inc.
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

(Millions of dollars)	Three Months Ended March 31,
	2021	2020
Net income	$55.3	$89.3

Other comprehensive income (loss), net of tax
Interest rate swap:
Realized gain (loss)	(0.1)	0.1
Unrealized gain (loss)	0.1	(3.6)
Reclassifications:
Realized (gain) loss reclassified to interest expense	0.1	(0.1)
Amortization of unrealized (gain) loss to interest expense	0.2	—
	0.3	(3.6)
Deferred income tax (benefit) expense	0.1	(0.9)
Other comprehensive income (loss)	0.2	(2.7)
Comprehensive income (loss)	$55.5	$86.6

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended March 31,
Marketing Segment	2021	2020

Operating Revenues
Petroleum product sales	$2,635.8	$2,480.2
Merchandise sales	833.2	687.5
Other operating revenues	68.1	17.0
Total operating revenues	3,537.1	3,184.7

Operating expenses
Petroleum products cost of goods sold	2,476.1	2,259.8
Merchandise cost of goods sold	684.8	580.0
Station and other operating expenses	177.1	135.1
Depreciation and amortization	46.9	35.9
Selling, general and administrative	44.3	39.2
Accretion of asset retirement obligations	0.6	0.6
Total operating expenses	3,429.8	3,050.6
Gain (loss) on sale of assets	0.1	0.1
Income (loss) from operations	107.4	134.2

Other income (expense)
Interest expense	(1.5)	—
Total other income (expense)	(1.5)	—

Income (loss) before income taxes	105.9	134.2
Income tax expense (benefit)	25.5	33.3
Income (loss) from operations	$80.4	$100.9

Total tobacco sales revenue same store sales[1,2]	$114.9	$112.3
Total non-tobacco sales revenue same store sales[1,2]	46.4	41.5
Total merchandise sales revenue same store sales[1,2]	$161.3	$153.8
[1]2020 amounts not revised for 2021 raze-and-rebuild activity
[2]Includes site-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,660	1,491
Total store months during the period	4,833	4,461

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended
	March 31, 2021
	SSS[1]	APSM[2]
Fuel gallons per month	(10.1)%	(8.9)%

Merchandise sales	4.3%	11.9%
Tobacco sales	2.2%	1.3%
Non tobacco sales	9.9%	40.5%

Merchandise margin	3.7%	27.5%
Tobacco margin	2.0%	2.9%
Non tobacco margin	6.5%	69.0%
[1]Includes site-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2020 for the sites being compared in the 2021 versus 2020 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

QuickChek uses a weekly retail calendar where each quarter has 13 weeks and its historical fiscal year end was the Friday nearest to October 31. For the Q1 2021 period, the results provided include the period from January 29, 2021 to April 2, 2021. The impact of the 2 additional days are immaterial to the overall consolidated results.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$304.1	$163.6
Accounts receivable—trade, less allowance for doubtful accounts of $0.1 in 2021 and 2020	182.1	168.8
Inventories	283.0	279.1
Prepaid expenses and other current assets	24.2	13.7
Total current assets	793.4	625.2
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,233.6 in 2021 and $1,191.4 in 2020	2,301.4	1,867.6
Operating lease right of use assets, net*	395.6	147.7
Intangible assets, net of amortization*	141.3	34.6
Goodwill	336.4	—
Other assets*	12.5	10.6
Total assets	$3,980.6	$2,685.7
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$13.2	$51.2
Trade accounts payable and accrued liabilities	638.4	471.1
Income taxes payable	23.4	8.8
Total current liabilities	675.0	531.1

Long-term debt, including capitalized lease obligations	1,796.8	951.2
Deferred income taxes	281.4	218.4
Asset retirement obligations	36.7	35.1
Non current operating lease liabilities*	382.3	142.5
Deferred credits and other liabilities*	27.8	23.3
Total liabilities	3,200.0	1,901.6
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2021 and 2020, respectively)	0.5	0.5
Treasury stock (19,842,900 and 19,518,551 shares held at
2021 and 2020, respectively)	(1,535.3)	(1,490.9)
Additional paid in capital (APIC)	525.6	533.3
Retained earnings	1,791.5	1,743.1
Accumulated other comprehensive income (loss) (AOCI)	(1.7)	(1.9)
Total stockholders' equity	780.6	784.1
Total liabilities and stockholders' equity	$3,980.6	$2,685.7
*Prior year amounts have been revised to conform with the current period presentation

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2021	2020
Operating Activities
Net income	$55.3	$89.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	51.0	39.4
Deferred and noncurrent income tax charges (benefits)	3.7	5.9
Accretion of asset retirement obligations	0.6	0.6
Pretax (gains) losses from sale of assets	(0.2)	(0.1)
Net (increase) decrease in noncash operating working capital	108.0	(25.7)
Other operating activities - net	11.4	4.3
Net cash provided by operating activities	229.8	113.7
Investing Activities
Property additions	(53.6)	(46.6)
Payments for acquisition, net of cash acquired	(642.1)	—
Proceeds from sale of assets	0.3	0.2
Other investing activities - net	(0.9)	(0.8)
Net cash required by investing activities	(696.3)	(47.2)
Financing Activities
Purchase of treasury stock	(50.0)	(140.6)
Dividends paid	(6.8)	—
Borrowings of debt	892.8	—
Repayments of debt	(214.4)	(0.3)
Debt issuance costs	(8.8)	—
Amounts related to share-based compensation	(5.8)	(5.6)
Net cash provided (required) by financing activities	607.0	(146.5)
Net increase (decrease) in cash, cash equivalents, and restricted cash	140.5	(80.0)
Cash, cash equivalents, and restricted cash at beginning of period	163.6	280.3
Cash, cash equivalents, and restricted cash at end of period	$304.1	$200.3

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three months ended March 31, 2021 and 2020. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
(Millions of dollars)	2021	2020

Net income	$55.3	$89.3

Income tax expense (benefit)	18.0	28.0
Interest expense, net of interest income	21.3	12.5
Depreciation and amortization	51.0	39.4
EBITDA	$145.6	$169.2

Accretion of asset retirement obligations	0.6	0.6
(Gain) loss on sale of assets	(0.2)	(0.1)
Acquisition related costs	8.8	—
Other nonoperating (income) expense	—	1.0
Adjusted EBITDA	$154.8	$170.7